Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NOBLE ENVIRONMENTAL POWER, INC.

Noble Environmental Power, Inc. is a corporation hereby being organized under the laws of the State of Delaware (the “Corporation”). This Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”), was duly authorized and executed in accordance with Sections 103 and 265(h) of the General Corporation Law of the State of Delaware (as it exists as of the date of this Certificate of Incorporation or as it may hereafter be amended and supplemented, the “DGCL”) to read as follows:

FIRST: The name of the corporation is Noble Environmental Power, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 201,000,000 shares, consisting of (i) 200,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

A.     Powers and Rights of Holder of Common Stock:

1.       Each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the Corporation’s stockholders and will not have cumulative voting rights.

2.       Each share of Common Stock shall entitle its holder of record to receive ratably such dividends, if any, as may be declared by the Board of Directors (as defined below) out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock.

3.       Upon the Corporation’s liquidation, dissolution or winding up, each share of Common Stock shall entitle its holder of record to receive ratably the Corporation’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

4.       Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

5.       If the Corporation issues any Preferred Stock, the rights, preferences and privileges of holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the Preferred Stock.

B.    Powers and Rights of Holder of Preferred Stock:

The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

FIFTH: Management and Conduct of the Corporation:

A. General Powers.  Except as otherwise required by law or by this Certificate of Incorporation, the business of the Corporation shall be managed by or under the direction of a Board of Directors.

B. Number and Election of Directors.  Subject to (i) the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances and (ii) the relevant provisions of the Stockholders Agreement of the Corporation, dated August 15, 2008, as amended from time to time (the “Stockholders Agreement”), the number of directors of the Corporation shall be established, from time to time, by the Board of Directors; provided that in no event shall the total number of directors constituting the entire Board of Directors be less than three (3).

C. Classes of Directors.  The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.

D. Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2009; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2010; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2011; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

E.  Initial Directors.  The names and classes of the initial directors of the Corporation at the time of the filing of this Certificate of Incorporation shall be as follows:

Class I   – Walter Howard, Charles Hinckley and Barry Goldstein

Class II  – Nancy-Ann DeParle and John Warner

Class III – Christopher Behrens and Stephen Murray

For the avoidance of doubt, the inclusion the names and classes of the initial directors in this Certificate of Incorporation shall in no way limit the other provisions set forth in this Certificate of Incorporation, including without limitation with respect to: (i) the directors’ term of office; (ii) the removal of directors; and (iii) the number and election of directors.

F. Quorum.  At all meetings of the Board of Directors, a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

G. Manner of Acting.  Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the act of a greater number is required by law, this Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”).

H. Removal.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors; provided, that a director may be removed without cause by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors if such removal is required to give effect to those provisions allowing removal without cause in the Stockholders Agreement.

I. Vacancies.  Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, regardless of whether such is less than a quorum, or by a sole remaining director, except to the extent otherwise provided by the Stockholders Agreement, in which case the terms of the Stockholders Agreement shall govern the filling of such newly created director position or vacancy and the directors acting as a majority shall act in a manner to give effect to the applicable provision of the Stockholders Agreement to fill such position, including filling such vacancy with the person designated by the applicable party to the Stockholders Agreement or taking such actions necessary to permit the election of directors by the written consent of the stockholders in accordance with the Stockholders Agreement.

SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL.  Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

SEVENTH:

A.  The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and each person who was or is a party or is made a party, threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”) from and against any and all of the expenses, liabilities, losses (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid (in settlements and otherwise) arising under the Employee Retirement Income Security Act of 1974, as amended, or otherwise) reasonably incurred or suffered and other matters referred to in or covered by the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any Bylaw, agreement, vote of the Corporation’s stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  The right to indemnification shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if applicable law requires, the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified under this Article SEVENTH or otherwise.  Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article SEVENTH shall be on the Corporation.  The Corporation may, by action of the Board or Directors, provide indemnification to employees and/or agents with the same scope and effect as the foregoing indemnification of directors and officers.  Notwithstanding anything to the contrary in this Article SEVENTH and except as provided in Section B of this Article SEVENTH with respect to Proceedings to enforce rights to indemnification, the Corporation shall not be required to indemnify any Indemnitee against expenses incurred in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless the initiation of the Proceeding (or part thereof) was approved by the Board of Directors.  Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

B.  If a claim under this Article SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee had not met the applicable standard of conduct.

C.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

EIGHTH: Special meetings of the Corporation’s stockholders, for any purpose or purposes, unless otherwise prescribed by law or by this Certificate of Incorporation, may be called by the Board of Directors or the Chairman of the Board of Directors, but such special meetings may not be called by any other person or persons unless the right to call special meetings is specifically granted to the holders of a series of Preferred Stock.

NINTH:

A. Majority Written Consent.  So long as some or all of the parties to the Stockholders Agreement, together with their respective affiliates, (i) hold such number of shares of stock that they are entitled to cast a majority of the votes in a general election of Board of Directors and (ii) are permitted to treat themselves as a group that qualifies the Corporation to avail itself of the “Controlled Company” exception contained in Section 4350(c) of the listing rules of the NASDAQ Global Market (or any applicable succeeding provision) or any similar provision under the rules of the primary securities exchange (or dealer quotation system, as applicable) on which the Corporation’s common stock is listed, any action that is required or permitted to be taken by the Corporation’s stockholders may be effected by written consent of the Corporation’s stockholders in lieu of a meeting of the stockholders.  Such written consent must be obtained from the Corporation’s stockholders holding the same number of shares of the Corporation’s stock as would be required to vote for such action at the meeting of the stockholders.

B. Unanimous Written Consent. After such time as when the Corporation’s stockholders are no longer permitted to act by written consent pursuant to ARTICLE NINTH, Section A of this Certificate of Incorporation, no action that is required or permitted to be taken by the Corporation’s stockholders may be effected by written consent of the Corporation’s stockholders in lieu of a meeting of the Corporation’s stockholders except if there is unanimous written consent of all stockholders.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH; provided, that no such amendment, alternation or repeal of this Certificate of Incorporation that is inconsistent with the Stockholders Agreement shall be permitted unless required be law.

ELEVENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, without any action on the part of the stockholders of the Corporation.  The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.  Notwithstanding the foregoing, no such amendment, alternation or repeal of the Bylaws, or the creation of new bylaws of the Corporation, that are inconsistent with the Stockholders Agreement shall be permitted unless required be law.

TWELFTH: Each reference to provisions of the DGCL in this Certificate of Incorporation shall be deemed to reference any successor provisions thereto.

THIRTEENTH: The Corporation elects that Section 203 of the DGCL shall apply to the Corporation.

FOURTEENTH: The name of the incorporator is C. Kay Mann, and the mailing address of the incorporator is:  Noble Environmental Power, 8 Railroad Avenue, Essex, CT 06426.  The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of the State of the State of Delaware.  The address of the initial directors set forth above is:  Noble Environmental Power, 8 Railroad Avenue, Essex, CT 06426.

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IN WITNESS WHEREOF, the undersigned hereby executes and causes to by delivered this certificate on this            day of                     , 2008.

Name: C. Kay Mann